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                            THE SOMERSET GROUP, INC.
                         EMPLOYEES' STOCK PURCHASE PLAN

                         (Effective September 1, 1998)

     1.  Purpose of the Plan.  The purpose of The Somerset Group, Inc.
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Employees' Stock Purchase Plan (the "Plan") is to afford eligible employees and directors of THE SOMERSET GROUP, INC. (the "Company") and its wholly owned subsidiaries an opportunity to acquire an ownership interest in the Company, and, by supplementing employee and director contributions with matching Company contributions on the participants' behalf, to give such participants a direct stake in the success of the Company.

     2.  Administration of the Plan.  The Plan will be administered by the
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committee designated by the Board of Directors of the Company (the "Committee"),
which may make such changes in and additions to the Plan as it may deem advisable and in the best interests of the Company. The Committee's interpretation and construction of any provision of the Plan shall be final and conclusive. The Committee shall determine the eligibility of employees and directors to participate in the Plan, determine how contributions by the Company are to be allocated among participants, receive and act upon claims for benefits under the Plan, and decide any disputes that may arise under the terms of the Plan. It shall maintain individual accounts for each participant showing the contributions made by or on behalf of the participant and the number of shares of the Company's common stock (to the third decimal) allocated under the Plan to the participant. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to construe the Plan and the power to make rules and regulations for the administration of the Plan. The Committee may, upon approval of a majority of its members, allocate among any of its members, or delegate to any other person, firm or corporation, any of its responsibilities.

     The assets of the Plan shall be held and administered by the Trustee in accordance with a trust agreement executed by and between the Company and the Trustee. The trust created by such trust agreement shall form a part of the Plan. The Trustee shall be responsible for the management and investment of the assets of the Plan in accordance with the trust agreement.

     3.  Eligible Individuals.  All directors and full-time employees of the
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Company and its divisions and wholly owned subsidiaries who have been in the service of the Company or any of its wholly owned subsidiaries for a continuous twelve (12) month period shall be eligible to participate in the Plan; provided, however, that the Committee may waive the twelve (12) months of service requirement as to particular employees and directors. Employees of the Company and its divisions and subsidiaries working at least 30 hours per week shall be considered full-time employees for purposes of the Plan.
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     Any authorized temporary absence from active employment without pay by reason of disability, layoff, vacation, military leave or other authorized leave of absence will not affect employee eligibility; and in the event of such an absence while an employee is participating in the Plan he may, at his option, deposit currently a sum or sums equal to the amount which would have been deducted during such temporary absence. In such event, required federal, state and local withholding taxes on applicable Company contributions normally withheld from a participant's regular salary or wages as described in paragraph 5, will, in the absence of such participant's regular salary or wages, be withheld from such applicable Company contributions.

     4.  Procedure for Participating -- Participant Contributions.  Any eligible
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employee or director may become a participant under the Plan by submitting to the Company a "Stock Purchase Plan Payroll Deduction Authorization" in form satisfactory to the Company for the withholding of a portion of his earnings and the payment thereof to the Trustee as described in paragraph 6. In the case of any employee, deductions thus authorized may not exceed five percent (5%) of the employee's earnings for the pay period. A director, who is not also an employee, may elect to have any or all of his earnings deducted and paid to the Trustee as described in paragraph 6.

     The amount of a participant's payroll deductions shall continue to be that specified by him in the Payroll Deduction Authorization submitted by him under the Plan until he elects to increase or decrease the amount of his payroll deductions by submitting a new Payroll Deduction Authorization to the Company. A participant may elect at any time to decrease the amount of his payroll deductions or to discontinue such deductions entirely.

     In the case of an employee, "earnings" mean the employee's regular salary or wages, together with the employee's commissions, before deductions required by law or authorized by the employee. For purposes of the Plan, an employee's contributions shall be considered as made during the Plan Year which includes the last day of the pay period with respect to which they were withheld (or the Plan Year in which they were deposited in the case of absent employees as specified in paragraph 3).

     In the case of a director, "earnings" mean all fees paid to or deferred for the benefit of the director for personal services rendered as a director of the Company, including, without limitation, retainer fees, meeting fees, fees for serving on committees of the board of directors of the Company, and fees for services which are over and above those normally expected of directors and which are performed at the request of the chairman of the board of the Company. For purposes of the Plan, a director's earnings shall be credited in the pay period in which the fees are paid or would have been paid to the director, but for the director's election to participate under the Plan, and but for any deferral election by the director under any deferred fee plan of the Company.

     5.  Company Contributions.  The Company will make matching contributions,
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on behalf of each participant, in an amount dependant upon whether the Company meets certain performance objectives.  If the Company meets specified
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performance objectives for a calendar year as determined in the sole discretion of the Company, it will match each participant's contribution made during the subsequent Plan Year at a ratio of one dollar to each five dollars contributed by the participant. If the Company fails to meet such objectives for the calendar year, contributions made by each participant during the subsequent Plan Year will be matched at a ratio of one to six. The performance objectives shall be set by the Company on a calendar year basis and established for each calendar year within the first quarter of such calendar year. The Plan Year shall begin each year at the start of the second calendar quarter and end at the close of the first calendar quarter of the next succeeding calendar year. Either or both of the foregoing one to five and one to six ratios may be increased or decreased in respect of a particular Plan Year by resolution of the Company's Board of Directors adopted prior to the beginning of such Plan Year, it being intended that the Company's matching contributions be determined by the foregoing ratios only in respect of Plan Years as to which no such resolution is adopted. The maximum amount of each participant's contribution for a pay period that the Company will consider for the purpose of matching contributions will be an amount no greater than five percent (5%) of each such participant's earnings for such pay period.

     Notwithstanding anything else to the contrary in this Plan, in the event that the Company fails to make a profit for a particular accounting quarter as reported for purposes of its quarterly report, then all Company contributions will be suspended until the beginning of the quarter following the quarter in which the Company again reports a profit.

     Company contributions on behalf of a participant are taxable as income to the participant and are subject to withholding for applicable federal, state and local taxes. Such taxes will be withheld from an employee's earnings except in the case of participating employees on authorized temporary absences from active employment. Required withholding taxes on applicable Company contributions made on behalf of such absent employees will be withheld as specified in paragraph 3.

     After an employee or director has become a participant in the Plan, his payroll deductions and applicable Company contributions on his behalf will continue so long as the Plan continues in effect or until his death, termination of employment or ineligibility, or until discontinuance of his payroll deductions and otherwise applicable Company contributions pursuant to notice given as specified in paragraph 15 hereof. Except as specified in the next succeeding paragraph, the amount of his payroll deductions shall continue to be that specified in the Stock Purchase Plan Payroll Deduction Authorization submitted by him and referred to above.

     6.  Payment to Trustee of Employee and Director Contributions and
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Applicable Matching Company Contributions.  The Company will pay to the Trustee
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on behalf of each participant in the Plan the total of all amounts withheld from such participant's earnings and all applicable Company contributions on behalf of such participant. These funds shall be remitted to the Trustee within thirty
(30) days of the
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close of the payroll period or payment date with respect to which they are withheld but in no event more frequently than once per calendar month.

     7.  Plan Trustee.  The Company will designate a trustee of the Plan (the
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"Trustee") but retains the right to change that designation in its discretion.
The Trustee shall be a person or financial institution empowered to act as Trustee under Indiana law. Apart from administering the details of the Plan as herein otherwise provided, the Company shall not possess any control or influence, directly or indirectly, over the timing or amount of purchases of common stock made by the Trustee under the Plan, the price to be paid, or the selection of the broker or dealer through or from whom the purchases are to be made. The Trustee will hold as trustee all funds received by it under the Plan for the benefit of the participants and, until delivery thereof to the participants, all shares of the Company's stock acquired by the Trustee under the Plan. No interest will be paid by the Trustee on any funds held by it hereunder.

     8.  Purchase of Stock.  As promptly as practicable after the Trustee has
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received funds from the Company on behalf of the participants as described above under paragraphs 4, 5 and 6 (and in any event by the later of (i) the end of the month in which the funds are received or (ii) the end of the 7th day following the day of such receipt), the Trustee will in such manner as it may in its sole discretion deem advisable (except as provided in paragraph 15 hereof) apply the funds then in its custody hereunder to the purchase at prevailing market prices of the number of whole shares of the Company's common stock which can be purchased with such funds. All purchases of stock as herein provided will be made in the name of the Trustee or its nominee. The stock purchased by the Trustee shall, except as provided in paragraph 15 hereof, be allocated by the Committee to the respective accounts of the then participants in the Plan, pro rata (to the third decimal) on the basis of the average costs per share of all shares being so credited and the respective interest of each such participant in the funds used to purchase the shares being so credited.

     9.  Dividends.  Except as provided in paragraph 15 hereof, cash dividends
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and other cash  distributions received by the Trustee on stock held in its custody hereunder will be credited by the Committee to the accounts of the participants in proportion to their interests in the stock held by the Trustee and will be applied as soon as practicable after receipt thereof by the Trustee, to the purchase of additional shares of the Company's common stock and such shares will be credited to the accounts of the respective participants, in the manner provided in paragraph 8 hereof. Dividends paid in shares of the Company's common stock which are received by the Trustee with respect to stock held in its custody hereunder will be allocated by the Committee to the participants (to be third decimal) in accordance with their interests in the stock with respect to which the dividends are paid.

     10. Delivery of Stock or Cash Equivalent to Participants.  Participants in
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the Plan may obtain certificates evidencing their share ownership, or the cash equivalent of such certificates, pursuant to this paragraph 10. A participant may request at any time to receive certificates for any or all of his shares then being held by the Trustee.
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Alternatively, at any time a participant may request the Committee to direct the sale of any or all of his shares then being distributed by the Trustee and have the proceeds of such sale remitted to him. Such sale will be conducted by a broker of the Committee's choosing. As soon as practicable, the Trustee will provide certificates, or the broker will provide the cash proceeds from the sale of shares, to participants who have made such requests; provided, however, except in the case of a participant who withdraws from the Plan, the Trustee will not be required to deliver certificates where the number of shares to be delivered to a participant, or to a broker for sale, totals less than twenty
(20) shares. Any fractional shares will not be distributed except that the cash equivalent of such fractional share, determined under the provisions of paragraph 15 hereof, shall be paid to each participant who withdraws from the Plan.

     11.  Trustee and Administration Expenses.  All cost and expenses incurred
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in administering the Plan, including monthly fees to the Trustee for its services and all brokerage and other fees incurred in connection with the purchase or sale of shares hereunder, will be borne by the Company.

     12.  Shareholder Rights.  Until delivery of the shares of the Company's
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stock hereunder, the Trustee will exercise all voting rights pertaining to each participant's pro rata share of such stock in accordance with written directions, if any, given to the Trustee by such participant; in the absence of such directions the Trustee shall exercise all such voting rights on behalf of such participant in favor of any proposals recommended by the board of directors of the Company.

     13.  Participant Reports.  Participants will receive quarterly reports
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regarding contributions to, distributions from, and the status of their accounts under the Plan. The reports will be sent as soon as possible after the close of each calendar quarter. Participants will be entitled to receive annual reports, proxy statements and any other literature distributed by the Company to its shareholders upon the participant's request.

     14.  Assignability of Interests.  Participants in the Plan may not assign
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or hypothecate any funds, securities or other property held for their accounts under the Plan. Any purported lien or pledge of such funds, securities or other property will be deemed void and of no force and effect against the Company, the Committee or the Trustee.

     15.  Withdrawal from the Plan.  A participant may withdraw from the Plan at
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any time upon written notice to the Committee; in which case, his payroll deductions and any otherwise applicable matching Company contributions shall be discontinued on such date as the Company in its sole discretion may determine, but in no event later than 15 days after the receipt of such notice by the Company. Any participant who is no longer eligible to participate in the Plan pursuant to paragraph 3 above will be considered to have withdrawn from the Plan automatically as of the date the participant is no longer eligible. In either case, the date of withdrawal will be the "Effective Date."

     In the event of withdrawal of a participant from the Plan (a) no purchases of stock shall be made following the Effective Date of his withdrawal from the Plan out of payroll
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deductions or applicable matching Company contributions on behalf of such participant, but the same shall be paid over to such participant (or his legal representatives) as soon as practicable after such Effective Date, (b) such participant's pro rata (to the third decimal) share of any shares purchased by the Trustee to the Effective Date of his withdrawal from the Plan which have not theretofore been credited to the respective accounts of participants in the Plan shall be credited to his account as of the Effective Date of his withdrawal on the basis of the average cost per share of all shares so purchased by the Trustee and not theretofore so credited and the interest of such withdrawing participant in the funds used to purchase such shares, (c) the number of whole shares of stock credited to the account of such participant to the Effective Date of his withdrawal from the Plan shall be delivered to the participant (or his legal representatives) as soon as practicable after such Effective Date, and
(d) any fractional shares to the credit of such participant's account as of the Effective Date of his withdrawal from the Plan shall be purchased by the Trustee, as of the next succeeding day of a month (or if such day is not a trading day, on the next trading day), for the respective accounts of the other participants at a price equal to the prevailing market price on such trading day and the purchase price shall be paid to the participant (or his legal representatives) as soon as practicable thereafter. As an alternative to receiving certificates for full shares, a participant may request the Committee to direct the sale of any or all of the shares that would otherwise be delivered to him pursuant to this paragraph and have the proceeds of such sale remitted to him. Such sale will be conducted by a broker of the Committee's choosing.

     A participant who elects to withdraw from the Plan pursuant to this paragraph 15 shall not be eligible to again become a participant in the Plan until the commencement of the Plan quarter succeeding such withdrawal, provided, however, that the Committee may waive this restriction in particular cases.

     An employee whose contributions under the Plan have been discontinued by reason of an absence on leave approved by an authorized representative of the Company shall not be considered to have withdrawn from the Plan, and payroll deductions, Company contributions and Company payments to the Trustee pursuant to paragraphs 4, 5 and 6 hereof shall be resumed as soon as such employee shall return to work following such absence on leave.

     16.  Amendment and Termination of Plan.  The Company may at any time
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suspend, amend or terminate the Plan, effective as of the first day of any calendar month subsequent to the Company's action. In the event of termination of the Plan, each participant shall be entitled to receive from the Trustee the number of whole shares of the Company's common stock credited to his account and his allocable portion of the proceeds of stock sold by the Trustee in order to pay the cash value of fractional shares held for the accounts of the participants (or any cash credited to his account which, in view of the termination, has not been invested by the Trustee).

     17.  Notices.  Any notice hereunder to the Company shall be in writing and
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such notice shall be deemed given or made only upon receipt thereof by the
Company at
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the Company's principal executive office or at such other address as the Company may designate by notice to the participants and to the Trustee.

     Any notice hereunder to the Trustee shall be given in writing and such notice shall be deemed duly given or made only upon receipt thereof at the Trustee's principal office or at such other address as the Trustee may designate by notice to the Company.

     Any notice to a participant hereunder shall be in writing and shall be deemed received if mailed or delivered to the participant at such address as the participant shall have on file with the Company.

     18.  SEC Rule 16b-3 Exemption.  It is the intent of the Company, the
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Committee and the Trustee that this Plan qualify as a "Stock Purchase Plan" as this term is defined by the Securities Exchange Commission in 17 C.F.R. section 240.16b-3(b)(5). However, in the event the Committee determines in its sole discretion that the Plan is not a Stock Purchase Plan, officers and directors must hold shares delivered to them by the Plan for a period of at least six (6) months. An officer or director may not request the Committee to sell his shares and remit the proceeds pursuant to paragraphs 10 and 15 above if during the preceding six (6) month period such officer or director has made any discretionary transaction to acquire equity securities of the Company through any employee benefit plan of the Company, the Company or any subsidiary of either. For the purposes of this Plan, "officer" and "discretionary transaction" will have the meanings given these terms in 17 C.F.R. sections 240.16a-1(f) and 240.16b-3(b)(1) respectively. Furthermore, in consideration for their participation in the Plan and receipt of the Company's matching contributions, officers and directors will indemnify and hold harmless, the Company, the Committee and the Trustee, for any actual or alleged violation of
Section 16 of the Securities Exchange Act of 1934, as amended from time to time.